Exhibit 5.1

SCHUCHAT, HERZOG & BRENMAN, LLC

March 25, 2013

Advanced Emissions Solutions, Inc.

9135 South Ridgeline Boulevard, Suite 200

Highlands Ranch, Colorado 80129

Re: Advanced Emissions Solutions, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Advanced Emissions Solutions, Inc., a Delaware corporation (“ADES” or the “Registrant”), in connection with the Agreement and Plan of Merger dated as of March 25, 2013 (the “Reorganization Agreement”), by and among ADA-ES, Inc., a Colorado corporation (“ADA-ES”), ADES, a wholly owned subsidiary of ADA-ES, and ADA Merger Corp., a Colorado corporation (“MergerCo”) and a wholly owned subsidiary of ADES. The Reorganization Agreement provides for the merger (the “Merger”) of ADA-ES with MergerCo, with ADA-ES surviving as a wholly owned subsidiary of ADES, and the conversion of each share of common stock, no par value, of ADA-ES issued and outstanding immediately prior to the effective time of the Merger, into one duly-issued, fully-paid and non-assessable share of common stock of ADES, par value $0.001 per share (the “Shares”) (collectively with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”). In connection with the Reorganization, ADES will issue the ADES Common Stock upon the terms and conditions set forth in the Reorganization Agreement and as described in the above-captioned Registration Statement on Form S-4 (the “Registration Statement”) of ADES, filed with the Securities and Exchange Commission (the “Commission”).

In connection with rendering this opinion, we have reviewed and relied upon the Reorganization Agreement, the Registration Statement, the charter documents of ADES and ADA-ES, and such other corporate records and documents as we have deemed relevant and necessary as the basis for this opinion. We have also examined the corporate laws of the State of Colorado and the State of Delaware and the federal laws of the United States of America, as we have deemed relevant.

In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or

1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 : Fax. 303.295.9701 : www.shblegal.com

Advanced Emissions Solutions, Inc.

March 25, 2013

conformed copies and the authenticity of the originals of such copies; and (b) relied upon (i) representations, statements and certificates of public officials and others and (ii) representations, statements and certificates of officers and representatives of the Registrant as to matters of fact.

Based upon the foregoing, we are of the opinion that the Shares will, upon their issuance in accordance with the terms of the Reorganization Agreement and as described in the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement in the section entitled “VALIDITY OF SHARES.” In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

In rendering the following opinion, we express no opinion as to the laws of any jurisdiction other than to (i) the corporate laws of the State of Colorado and the State of Delaware, including all applicable statutory provisions of the Colorado Business Corporation Act and the Delaware General Corporate Law, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations and (ii) the federal law of the United States to the extent specifically referred to herein. All opinions expressed are as of the date hereof except where expressly stated otherwise.

Very truly yours,

/s/ Schuchat, Herzog & Brenman, LLC
Schuchat, Herzog & Brenman, LLC

1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 : Fax. 303.295.9701 : www.shblegal.com